NOVATION AGREEMENT

Freedom Financial Holdings, Inc., a corporation organized and existing under the laws of the State of Maryland, with an address of 6615 Brotherhood Way, Fort Wayne, Indiana, 46825, hereinafter referred to as the Company, and ____________________, hereinafter referred to as _______________, in consideration of the promises made herein, agree as follows:

1. Original Agreement. On _______________, Company and ____________ entered into a Credit Agreement under which the Company agreed to pay _______ the principal amount of the loan outstanding and interest at a rate of __________percent ( %) in full on ____________.  In the event that this principal and interest were not paid on or before _________________, an additional ________percent ( %) interest was to be added with payment due in full on ____________.  Thereafter, said interest was to accrue at a rate of _______________percent (___) per month or ________percent (__%) per annum until paid in full.  The Credit Agreement is attached hereto as Exhibit A.

2. Novation. Company and __________ hereby agree to extinguish the original agreement referred to in Paragraph 1. Each party hereby relinquishes any claim that they had or may have had under that original agreement and stipulates that this agreement constitutes a novation with respect to the original agreement.

3. New Agreement. Company and ______________ agree to replace the original agreement with the following new agreement: Company shall issue to _____________ ____________ shares of Class D Convertible Preferred Shares of stock pursuant to a new agreement dated ______________, a copy of which is attached as Exhibit B. Both parties agree that all contract rights between them will henceforth flow from the new agreement alone and that the new agreement is not merely a supplement to or alteration of the original agreement referred to in Paragraph 1 but is rather a complete replacement for it.

Executed this __ day of ________, 2007.

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COMPANY

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Brian Kistler, CEO